Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of National American University Holdings, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 5th day of March, 2014.

SIGNATURE

Camden Partners Strategic Fund III, L.P.

By:	Camden Partners Strategic III, LLC
Its:	General Partner

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ J. Todd Sherman
J. Todd Sherman
Managing Member

Camden Partners Strategic Fund III-A, L.P.

By:	Camden Partners Strategic III, LLC
Its:	General Partner

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ J. Todd Sherman
J. Todd Sherman
Managing Member

Camden Partners Strategic III, LLC

By:	Camden Partners Strategic Manager, LLC
Its:	Managing Member

By:	/s/ J. Todd Sherman
J. Todd Sherman
Managing Member

Camden Partners Strategic Manager, LLC

By:	/s/ J. Todd Sherman
J. Todd Sherman
Managing Member

/s/ J. Todd Sherman
J. Todd Sherman, as Attorney-in-Fact for Donald W. Hughes

/s/ J. Todd Sherman
J. Todd Sherman, as Attorney-in-Fact for David L. Warnock